UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 16, 2014

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 15, 2014, we notified the NASDAQ Stock Market that an independent member of our Board of Directors, William L. Moody IV, died on July 14, 2014. As a result of his death, we currently do not comply with the requirement of NASDAQ Listing Rule 5605(b)(1) that our Board of Directors be comprised of a majority of independent directors. We expect to regain compliance with such rule prior to the expiration of the applicable cure period provided under Listing Rule 5605.

On July 16, 2014, we received a notification from the NASDAQ Stock Market confirming our noncompliance with Listing Rule 5605(b)(1) and confirming that we will be provided a cure period until the earlier of our next annual stockholders’ meeting or July 14, 2015 in order to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
Name: John J. Dunn, Jr.
Title: Executive Vice President and Corporate Chief Financial Officer

Date: July 18, 2014